UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2019

REED’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7 Corporate Park

Norwalk, Connecticut 06851

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (203) 890-0557

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The disclosures set forth in Item 8.01 are incorporated herein by reference.

Item 8.01 Other Events

The information that follows was presented by Reed’s Inc., a Delaware corporation, in its preliminary prospectus supplement relating to its public offering, filed with the Securities and Exchange Commission on February 14, 2019.

This Current Report does not constitute an offer to sell or the solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any person to whom, such offer, solicitation or sale is unlawful.

Category Leadership

Reed’s is the leading selling ginger beer in the US1, with an estimated 25% dollar share of the ginger beer market (the ginger beer segment represents 22% of total craft specialty CSD category)2.

Virgil’s is the leading independent all-natural full line craft soda (not aligned with Coca-Cola or Dr. Pepper Snapple)3 and is ranked fourth in the craft soda category as a whole.

Product Launches

Wellness Ginger Beer with Hemp Extract

By the end of the second quarter of 2019, we intend to launch a pilot test of our Wellness Ginger Beer with Hemp Extract in the Pacific Northwest. Packaging will be consistent with our new base brand design with color differentiation in a 10oz sleek can to reinforce functional halo and separation from core offerings. Pricing is expected to be $3.99 SRP/can- in line with other hemp/CBD beverages. We will distribute this new product through our existing base Reed’s distribution partners in mainstream (where possible) and health/ natural food channels.

1 Based on Spins MULO/Natural/Specialty sales latest 52 weeks ended 12/2/18 with Reeds includes sales non-syndicated retailers in natural and specialty

2 Based on Spins MULO/Natural/Specialty sales latest 52 weeks ended 12/2/18 with Reeds includes sales non-syndicated retailers in natural and specialty

3 Based on Spins sales 52 weeks ending 8/12/18

Our goal is to deliver therapeutic effects of hemp to create a balanced functional beverage unlike any existing offerings. We are utilizing Nano Biologics – a proprietary broad spectrum hemp extract, water soluble nano emulsification technology that delivers superior bioavailability, faster absorption and higher potency than standard hemp extracts.

Hemp based beverages appeal to a large and growing consumer base demanding innovative, functional, health & wellness beverages. Hemp/CBD is non-psychoactive and has claimed therapeutic benefits including pain relief, reduced inflammation, reduced anxiety, sleep aid.

The US functional beverages market is over $30 billion4:

●	This category includes range of fortified/enhanced products (i.e., energy/sports/probiotic) and is the fastest growing segment within global non-alcoholic beverages projected to grow 8-10%.
●	The Hemp/CBD market is projected to be $2 billion by 2020, with Hemp-infused (non-THC) beverages projected to be a $260 million category by 2022.

Ready to Drink Mule

We expect to launch the pilot test of our ready to drink Mule in Southern California and the Pacific Northwest by the end of the second quarter of 2019. Packaging will be consistent with our new base brand design with tie to iconic copper Mule imagery. Pricing is expected to be $9.99 4-Pack SRP. We will distribute this new product through our existing distribution partners that are also leading beer and spirit distributors in mainstream and liquor channels.

4 Source: Future Market Insights, Hemp Business Journal 2018

The ready to drink Mule represents an incremental, high margin $3 billion category for Reed’s. Consumer demand for craft alcoholic beverages is growing5:

●	Growth of craft segment across all alcohol categories, craft beer sales over $20 billion
●	Flavored Malt Beverage (FMB) segment sales of about $3 billion, growing double digit, with shift to “healthier” products such as emerging hard teas and seltzers ($500 million+, growing 200%)
●	Dominated by national strategies and newly created brands
●	Expect halo from fast growing non-alcoholic ginger beer segment ($100m+, fastest growing craft CSD flavor segment), similar to impact from sparkling water, kombucha and tea
●	Booming popularity of ginger beer based Mule cocktails on- premise (sales growing 30% YOY, now ranks #4 most popular cocktail tied with Martini)

Preliminary Financial Results and Financial Guidance

Net Sales

At December 31, 2017, our annual net sales were $37.7 million as compared to $42.5 million at December 31, 2016 and $45.9 million at December 31, 2015. We estimate annual net sales of $38 million to $38.3 million for the year ended December 31, 2018. We forecast annual net sales of $42 million to $44 million and year-over-year core brands growth6 of 20% to 30% for the year ended December 31, 2019.

At the quarter ended December 31, 2017, our net sales were $9.7 million. We estimate net sales of approximately $9.5 million to $9.8 million, and a year-over-year core brands growth of 8% to 11%, for the quarter ended December 31, 2018.

We estimate monthly net sales of $2.8 million to $3 million for January 2019. a year-over-year January growth of 15% to 20%, and a year-over-year core brands growth of 25% to 35%.

Gross Margin

Our gross margin was 25% for the third quarter 2018 and 13% for the first quarter 2017. We forecast a gross margin of 28% to 32% for the first half of 2019 and 32% or greater for the second half of 2019.

5 Source: Brewers Association, IRI Spring 2018 data, Cheers Beverage Info Group

6 Core brand growth excludes discontinued SKUs and private label production.

Product Mix

For the year ended December 31, 2018, our product mix consisted of the following: 48% Reed’s, 38% Virgil’s, and 14% Private Label/Discontinued SKUs7.

We forcast that our product mix for the year ended December 31, 2019 will be as follows: 58% Reed’s, 41% Virgil’s, and 1% Private Label/Discontinued SKUs.

Distribution

We expect to significantly increase the volume of products sold for the year ended December 31, 2019 due to our efforts to expand distribution. We are investing in new brokers, distributors, sales resources, and merchandisers. Furthermore, we are investing in slotting, trade spend, point of sale, couponing, racks, and sampling.

The below table provides the estimated number of distribution doors (available placements in a channel) universally and the number of distribution doors we have as of the year ended December 31, 2018:

US CHANNEL	ESTIMATED DOOR UNIVERSE	2018 REED’S, INC. DOORS
Natural/Specialty	8,000	6,000
Grocery/Mass	45,000	20,000
Drug	55,000	3,000
Club	2,400	50
Bar	70,000	1,000
Liquor Stores	50,000	1,000
Restaurants	600,000	<2,000
Convenience stores	150,000	<2,000
TOTAL	980,400	30,000	+

We aim to increase the amount of our distribution doors by 5,000 to 10,000 for the year ended December 31, 2019.

This preliminary financial information and guidance has been prepared by our management and should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. These estimated preliminary results are subject to completion of our customary quarterly financial closing and audit and review procedures and are not a comprehensive statement of our financial results for the three months and year ended December 31, 2018. In addition, this preliminary financial information is not necessarily indicative of the results to be achieved in any future period. Our financial statements and related notes as of and for the year and quarterly period ended December 31, 2018 are not expected to be filed with the SEC until after this offering is completed.

This Current Report on Form 8-K contains forward-looking statements, within the meaning of the Federal securities laws, which involve substantial risks and uncertainties. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “outlook”, “believes”, “plans”, “intends”, “expects”, “goals”, “potential”, “continues”, “may”, “should”, “seeks”, “will”, “would”, “approximately”, “predicts”, “estimates”, “anticipates” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There will be events in the future, however, that we are not able to predict accurately or control. These factors and the other cautionary statements made in this Current Report on Form 8-K should be read as being applicable to all related forward-looking statements whenever they appear in this Current Report on Form 8-K. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

7 Private Label/Discontinued SKUs includes Reed’s Kombucha, Dr. Better, and Sonoma and private label production.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: February 15, 2019	By:	/s/ Iris Snyder
Iris Snyder,
Chief Financial Officer